Exhibit 16.1

Weinberg & Baer LLC
115 Sudbrook Lane, Baltimore, MD 21208
Phone (410) 702-5660
________________________________________________________________________

Securities and Exchange Commission
450 – Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

We are the former independent registered accountant of Progaming Platforms Corp. We have read the Company’s Current Report on Form 8-K/A dated May 9, 2011, and are in agreement with the contents of Item 4.01 in reference to our firm.

Respectfully submitted,
Weinberg & Baer LLC
Baltimore, Maryland
May 9, 2011